MP1DC

                    Aetna Life Insurance and Annuity Company

                                   Endorsement

The Contract and Certificate are endorsed to permit purchase of an interest in the Contract by an employer or trustee in conjunction with a deferred compensation plan established under Section 457 of the Internal Revenue Code ("Code"). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Certificate Holder. The Certificate Holder must be the employer who sponsors the Code Section 457 deferred compensation plan or trustee of such plan.

Annuitant. The Annuitant is a participant in the employer's Code Section 457 deferred compensation plan.

Beneficiary.  The Beneficiary is the Certificate Holder.

Exclusive Benefit of Participant. If the Contract and Certificate are issued in conjunction with a Code Section 457 plan established by a governmental employer described in Code Section 457(e)(1)(A), then, the Contract Holder and Certificate Holder agree that all amounts maintained under the Contract or under the Certificate, and any amounts withdrawn or paid from the Contract or Certificate, will be utilized for the exclusive benefit of plan participants and their beneficiaries in accordance with Code Section 457(g). This provisions shall be effective (1) in the case of a plan not yet in existence on August 20, 1996, when the endorsement becomes part of the Contract or Certificate, and (2) in the case of a plan in existence on August 20, 1996, upon the earlier of (a) the employer's election to maintain set-asides for the exclusive benefit of participants and beneficiaries in accordance with Code Section 457(g), (b) January 1, 1999.

Death Benefit Options. Section 3.12 is deleted in its entirety. At the death of the Annuitant, Aetna will pay the death benefit amount determined under Sections
3.11 and 3.06, as directed by the Certificate Holder. The Certificate Holder may elect a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the distribution requirements of Code Section 457(d). The Certificate Holder is responsible for complying with the distribution requirements of Code Section 457(d).

Distributions. The Certificate Holder may elect on behalf of the annuitant a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the distribution requirements of Code Section 457(d). Any periodic payments will only be paid to the Certificate Holder or, at the direction of the Certificate Holder, to the Annuitant. The Certificate Holder is responsible for complying with the distribution requirements of Code Section 457(d).

Annuity Purchase Rates. Gender-based annuity purchase rates do not apply to this Contract and Certificate. The tables provided in Addendum B apply.

Endorsed and made a part of the Contract and the Certificate as of the Effective Date or when the endorsement is approved, whichever is later.


                                        /s/Dan Kearney
                                        President
                                        Aetna Life Insurance and Annuity Company

                                                                         I-MP1DC

                    Aetna Life Insurance and Annuity Company

                                   Endorsement

The Contract is endorsed to permit purchase of the Contract by an employer or trustee in conjunction with a deferred compensation plan established under
Section 457 of the Internal Revenue Code ("Code"). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Contract Holder. The Contract Holder must be the employer who sponsors the Code
Section 457 deferred compensation plan or trustee of such plan.

Annuitant. The Annuitant is a participant in the employer's Code Section 457 deferred compensation plan.

Beneficiary.  The Beneficiary is the Contract Holder.

Exclusive Benefit of Participant. If the Contract is issued in conjunction with a Code Section 457 plan established by a governmental employer described in Code
Section 457(e)(1)(A), then, the Contract Holder and Participant agree that all amounts maintained under the Contract, and any amounts withdrawn or paid from the Contract, will be utilized for the exclusive benefit of plan participants and their beneficiaries in accordance with Code Section 457(g). This provisions shall be effective (1) in the case of a plan not yet in existence on August 20, 1996, when the endorsement becomes part of the Contract, and (2) in the case of a plan in existence on August 20, 1996, upon the earlier of (a) the employer's election to maintain set-asides for the exclusive benefit of participants and beneficiaries in accordance with Code Section 457(g), (b) January 1, 1999.

Death Benefit Options. Section 3.12 is deleted in its entirety. At the death of the Annuitant, Aetna will pay the death benefit amount determined under Sections
3.11 and 3.06, as directed by the Contract Holder. The Contract Holder may elect a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the distribution requirements of Code Section 457(d). The Contract Holder is responsible for complying with the distribution requirements of Code Section 457(d).

Distributions. The Contract Holder may elect on behalf of the annuitant a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the distribution requirements of Code Section 457(d). Any periodic payments will only be paid to the Contract Holder or, at the direction of the Contract Holder, to the Annuitant. The Contract Holder is responsible for complying with the distribution requirements of Code Section 457(d).

Annuity Purchase Rates. Gender-based annuity purchase rates do not apply to this Contract. The tables provided in Addendum B apply.

Endorsed and made a part of the Contract as of the Effective Date or when the endorsement is approved, whichever is later.


                                        /s/Dan Kearney
                                        President
                                        Aetna Life Insurance and Annuity Company